Exhibit 99.1

ScoutCam Signs a Joint Development Agreement to Equip Aerial Platforms of a Top Global Defense and Aviation Manufacturer with In-Flight Monitoring Solutions

OMER, Israel, June 27, 2022 – ScoutCam (OTCQB: SCTC), a leading provider of visualization and AI based solutions to the Condition Based Monitoring (CBM) and the Predictive Maintenance (PdM) markets, announced today a Joint Development Agreement (JDA) with a global leading defense and aviation company. According to the JDA, the defense and aviation company will utilize ScoutCam’s proprietary visualization technology for in-flight monitoring of various components of its fleet of aerial vehicles, as well as serve as a replacement for manual pre- and post-flight visualization inspections of the aerial platforms.

The multi-year partnership established by the JDA combines various technical aspects of the relationship between ScoutCam and the customer and ensures future supply of ScoutCam’s monitoring solutions to the aerial vehicles.

“We are very excited about the opportunity to provide our exceptional visualization monitoring solutions and expertise to the aviation market and to join forces with this global leader for the long term,” commented ScoutCam’s Chief Executive Officer, Yovav Sameah. “We see this opportunity as an important part of the ScoutCam’s growth strategy as we become a key player in the fast-growing Condition Based Monitoring and Predictive Maintenance markets, where the unmet need for visualization monitoring is increasing rapidly. The JDA provides a basis for future collaborations between the companies as it includes a target by the customer to expand deployments into all existing areal platforms. Following a successful JDA, Scoutcam plans to continue deploying this game-changing platform in other parts of the military and civilian aviation sector.”

Yovav Sameah continued, “Our collaboration with this large scale, global manufacturer combines a unique set of capabilities that we believe will significantly benefit the entire aviation industry, while providing significant growth potential to ScoutCam. While both companies are currently working on a proof-of-concept prototype as a basis for future expansion, we expect our joint activities to play a more significant role as the Condition Based Monitoring and Predictive Maintenance markets expand.”

About ScoutCam

ScoutCam is pioneering the Predictive Maintenance and Condition Based Monitoring markets with its visualization and AI platform. Pioneering the use of its visualization and AI platform in Industry 4.0 markets such as aviation, energy, mobility and transportation, ScoutCam’s camera-as-a-sensor™ technology, accompanied by specialized trained AI models, is being deployed in hard to reach locations and harsh environments, across a variety of Predictive Maintenance and Condition Based Monitoring use cases. ScoutCam’s platform allows maintenance and operations teams visibility into areas which are inaccessible under normal operation, or where the operating ambience is not suitable for continuous real-time monitoring.

Forward-Looking Statements –

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, the Company’s ability to maximize and generate revenues from its agreement with the defense and aviation company and the Company’s future plans for its monitoring solutions, as discussed in this press release. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro ScoutCam™ technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of ScoutCam’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xii) the impact of pandemics, such as COVID-19 (coronavirus) and (xiv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. These and other important factors discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 30, 2022 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, the Company undertakes no obligation to publicly update or revise forward-looking information.

For more information on ScoutCam and to view the updated site, please visit www.scoutcam.com.

Contact: Roee Peled, VPBD roee.peled@scoutcam.com / +972 (54) 446 8120

Investor Relations Contact:

Miri Segal MS-IR LLC | Tel: +917-607-8654 | E-mail: msegal@ms-ir.com